UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2010

FARO TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	0-23081	59-3157093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Technology Park, Lake Mary, Florida 32746

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (407) 333-9911

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 28, 2010, the Board of Directors of FARO Technologies, Inc. (the “Company”) approved and adopted Amended and Restated Bylaws of the Company.

The Company’s Amended and Restated Bylaws clarify that the requirements provided by the Company’s bylaws for shareholders to properly bring business before an annual meeting of the Company’s shareholders is distinct from the requirements of Rule 14a-8 under the Securities Exchange Act of 1934. The Company’s Amended and Restated Bylaws further clarify that, in addition to complying with the procedural requirements to bring business before an annual meeting of shareholders, the shareholder proposing to bring such business must be a shareholder of record both at the time of the giving of the notice and at the time of the annual meeting of shareholders and must be entitled to vote at the annual meeting, and the matter must be a proper matter for shareholder action. In addition, the Amended and Restated Bylaws require that for a shareholder to properly bring action before an annual meeting, the shareholder must provide the Company with additional (i) information about his or her stock ownership, including any swap positions or any agreements, arrangements or understandings such shareholder has entered into with respect to the Company’s stock, (ii) information about the beneficial owner on whose behalf the proposal is made and the director nominee, if such proposal relates to a nomination, including any agreements, arrangements or understandings such shareholder has with the beneficial owner or nominee, (iii) the text of the proposal, and (iv) whether the proposing shareholder intends to solicit proxies with respect to such proposal.

The Amended and Restated Bylaws also revise the deadline for receipt by the Company of shareholder proposals pursuant to the Company’s bylaws. The Company’s Amended and Restated Bylaws require that a shareholder must now submit a proposal for a nomination or any other business to the Company not less than 90 days nor more than 120 days prior to the anniversary of the previous year’s annual meeting of shareholders. For a shareholder to make a nomination or other proposal for consideration at the Company’s 2010 annual meeting of shareholders, the Company must receive the nomination or other proposals by February 13, 2010. Previously, the Company’s bylaws required that for a shareholder to nominate a person for election to the Board of Directors, the shareholder must have submitted notice of the nomination to the Company not less than 60 days nor more than 90 days prior to the annual meeting of shareholders. However, if the Company gave less than 70 days’ notice of the date of the annual meeting, the Company must have received the notice not later than 10 days after the notice of the annual meeting was publicly announced or mailed. For a shareholder to have any other proposal considered at an annual meeting, the Company must have received the proposal by the date previously publicly designated by the Company. If the Company did not previously publicly designate the date, the Company must have received the proposal not less than 60 days nor more than 90 days prior to the annual meeting of shareholders, or, if the Company gave less than 70 days’ notice of the date of the annual meeting, the Company must have received the proposal not later than 10 days after the Company gave notice or public disclosure of the annual meeting of shareholders.

The Company’s Amended and Restated Bylaws also provide that the Lead Director shall preside over meetings of the Company’s Board of Directors and meetings of shareholders, to the extent the Chairman of the Board and the President are unable to preside. Previously, the Company’s bylaws provided that a Vice President would preside over such meetings in the absence of the Chairman of the Board and the President. The position of Chairman has further been deleted as an officer position from the Company’s Amended and Restated Bylaws.

The Amended and Restated Bylaws also now allow for the issuance of uncertificated shares.

Finally, the Amended and Restated Bylaws clarify that an amendment to the indemnification provisions of the bylaws will not diminish the rights to indemnification provided by the bylaws with respect to acts or omissions occurring prior to such amendment.

A copy of the Amended and Restated Bylaws is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARO Technologies, Inc. (Registrant)

February 3, 2010		/S/ KEITH BAIR
	By:	Keith Bair
	Its:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Bylaws